UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Block B-5, 20/F, Great Smart Tower, 230 Wanchai Rd, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 29, 2022, Verde Renewables, Inc. a wholly owned subsidiary of Verde Resources, Inc., a Nevada corporation (the “Company”), closed on the purchase of residential real property located in Chesterfield, Missouri (the “Property”). The purchase price for the Property was seven hundred fifty thousand and no/100 dollars ($750,000.00) paid in cash at closing. The Company used cash on hand to purchase the Property. The Property was purchased from Yimin Huang and Claudine Huang (the “Sellers”). There are no material relationships between the Sellers and the Company or any of its affiliates. The Company plans on holding the property as an investment and using it for corporate housing.

Item 9.01 Financial Statements and Exhibits.

The Residential Sale Contract is attached hereto as Exhibit 10.1.

10.1	Residential Sale Contract

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: May 5, 2022

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